CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I have issued my report dated March 16, 2000, accompanying the financial statements of eLinear, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/Gerald R. Hendricks & Company, P.C.
GERALD R. HENDRICKS & COMPANY, P.C.

Westminster, Colorado
July 31, 2001